Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear to Outline Long-Term Seating Growth Strategy, Expanded Thermal Comfort Systems Portfolio During its Seating Product Day;
Increases 2023 Financial Outlook

SOUTHFIELD, Mich., June 27, 2023 /PRNewswire/ – Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today will update its long-term seating growth strategy and seating market share target for 2027 and discuss its expanded portfolio of thermal comfort technologies as part of its Seating Product Day. Lear also announced an increase to its 2023 financial outlook.

“Seating, Lear’s largest business unit, is well positioned to capitalize on the opportunities shaping the industry,” said Lear President and Chief Executive Officer Ray Scott. “Our unique capabilities, coupled with our world-class operations, separate us from the competition and position Lear as the undisputed leader in complete seating systems. The investments we have made in our Thermal Comfort Systems portfolio will provide additional opportunity for market share gains and margin growth.”

Senior leaders will share a detailed financial and product overview of the Seating business while outlining the company’s evolution into the most vertically integrated seating supplier in the world. Among the topics to be discussed:

Growth Strategy: Lear will leverage vertical integration, operational excellence and transformative innovation to expand business with current customers and increase market share.

Thermal Comfort Systems (TCS): The latest building block in Lear’s vertical integration strategy offers seat heating, ventilation and active cooling, lumbar support and massage, steering wheel heating and occupant detection sensors. Lear’s TCS strategy is driving an increase in Seating target margins to a range of 8.5% to 9.0% by 2027.

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Market Share: JIT seating market share is expected to grow from 25% currently to 29% by 2027 due to the company’s position as a supplier of choice for luxury vehicles, pickup trucks, SUVs and electric vehicles. Lear sees additional opportunities for growth as our modularity solutions, improved packaging and cost efficiencies allow our customers to proliferate advanced seating features to additional vehicle segments as well as second and third row applications.

2023 Full Year Outlook: Lear is increasing its full-year outlook as follows:

Mid-Point Change
Net Sales Prior Outlook	$22,350 million - $23,050 million $21,200 million - $22,200 million	+$1,000 million
Core Operating Earnings Prior Outlook	$1,010 million - $1,140 million $875 million - $1,075 million	+$100 million
Adjusted EBITDA Prior Outlook	$1,610 million - $1,740 million $1,475 million - $1,675 million	+$100 million
Adjusted Net Income Prior Outlook	$620 million - $720 million $510 million - $670 million	+$80 million
Operating Cash Flow Prior Outlook	$1,180 million - $1,280 million $1,075 million – 1,225 million	+$80 million
Free Cash Flow Prior Outlook	$480 million - $580 million $375 million - $525 million	+$80 million

Our outlook for restructuring costs and capital spending is unchanged from our prior outlook.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Seating Product Day Webcast Information
The Seating Product Day will begin at 10:00 a.m. (EDT). The link to the live webcast can be accessed through the Investor Relations section of Lear’s website at ir.lear.com. The presentation materials for the webcast will also be made available on such website following the conclusion of the webcast.

Non-GAAP Information
In addition to amounts reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted Seating earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), adjusted net income attributable to Lear (adjusted net income) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA and adjusted net income are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

About Lear Corporation
Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 37 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 189 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches. The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

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